FOR IMMEDIATE RELEASE	NEWS
May 4, 2016	NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER RESULTS

COLORADO SPRINGS – May 4, 2016 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company”) reported production results for the first quarter ended March 31, 2016 of 6,463 ounces of gold and 434,142 ounces of silver, which generated $17.4 million in net revenue for the quarter.  Gold Resource Corporation is a gold and silver producer with operations in Oaxaca, Mexico and exploration in Nevada, USA.  The Company has returned $108 million to shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers shareholders the option to convert their cash dividends and take delivery in physical gold and silver.

2016 Q1 HIGHLIGHTS

•	$0.8 million net income, or $0.01 per share
•	$17.4 million sales, net
•	$667 total cash cost per ounce AuEq (after by-product credits)
•	6,463 gold ounces produced
•	6,215 gold ounces sold
•	434,142 silver ounces produced
•	378,794 silver ounces sold
•	$6.4 million adjusted cash flow from mine site operations
•	$0.3 million dividend distributions, or $0.005 per share for quarter

Overview of Q1 2016 Aguila Project Results

Gold Resource Corporation’s Aguila Project produced 6,463 ounces of gold and 434,142 ounces of silver at a total cash cost of $667 per precious metal gold equivalent ounce (after by-product credits).  Realized average metal price sales during the quarter were $1,199 per ounce gold and $14.38 per ounce silver.  The Company recorded net income of $0.8 million, or $0.01 per share.  Adjusted cash flow from mine site operations totaled $6.4 million.  The Company paid $0.3 million to shareholders in dividends, or $0.005 per share during the quarter.  Cash and cash equivalents at quarter end totaled $10.3 million.  Realized silver prices decreased 14% compared to the first quarter of 2015.

The Company maintains its 2016 annual production Outlook which targets 26,000 gold ounces and 1,900,000 silver ounces.

The following table summarizes certain information about our mining operations for the three months ended March 31, 2016 and 2015:

Production and Sales Statistics
	Three months ended March 31,
	2016	2015
Milled
Tonnes Milled (1)	113,145	92,359
Tonnes Milled per Day (2)	1,301	1,026
Grade
Average Gold Grade (g/t)	1.99	3.13
Average Silver Grade (g/t)	131	287
Average Copper Grade (%)	0.29	0.42
Average Lead Grade (%)	1.06	1.46
Average Zinc Grade (%)	3.43	3.71
Recoveries
Average Gold Recovery (%)	89	90
Average Silver Recovery (%)	91	93
Average Copper Recovery (%)	74	76
Average Lead Recovery (%)	70	75
Average Zinc Recovery (%)	84	81
Mill production (before payable metal deductions) (3)
Gold (ozs.)	6,463	8,348
Silver (ozs.)	434,142	790,300
Copper (tonnes)	244	293
Lead (tonnes)	838	1,013
Zinc (tonnes)	3,261	2,762
Payable metal sold
Gold (ozs.)	6,215	8,678
Silver (ozs.)	378,794	727,315
Copper (tonnes)	220	277
Lead (tonnes)	762	920
Zinc (tonnes)	2,599	2,205
Average metal prices realized (4)
Gold ($ per oz.)	1,199	1,203
Silver ($ per oz.)	14.38	16.74
Copper ($ per tonne)	4,146	5,532
Lead ($ per tonne)	1,807	1,731
Zinc ($ per tonne)	1,717	2,008
Precious metal gold equivalent ounces produced (mill production) (3)
Gold Ounces	6,463	8,348
Gold Equivalent Ounces from Silver	5,206	10,999
Total Precious Metal Gold Equivalent Ounces	11,669	19,347
Precious metal gold equivalent ounces sold
Gold Ounces	6,215	8,678
Gold Equivalent Ounces from Silver	4,542	10,122
Total Precious Metal Gold Equivalent Ounces	10,757	18,800
Total cash cost (before by-product credits) per precious metal gold equivalent ounce sold (including royalties) (5)	$1,295	$818
Total cash cost, after by-product credits, per precious metal gold equivalent ounce sold (including royalties) (5)	$667	$416

(1)	Includes 16,697 tonnes of low-grade stockpile open pit ore.
(2)	Based on actual days the mill operated during the year. Note that this includes 195 tonnes attributable to processing a portion of the low-grade stockpile open pit ore.
(3)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates produced at our mill which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. The Company monitors these differences to ensure that precious metal mill production quantities are materially correct.

(4)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(5)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-Q.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties at its producing Oaxaca, Mexico Mining Unit and exploration properties at its Nevada, USA, Mining Unit. The Company has 54,266,706 shares outstanding, no warrants, no long term debt and has returned $108 million back to shareholders since commercial production commenced July 1, 2010. Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months ended March 31, 2016 and 2015, its financial condition at March 31, 2016 and December 31, 2015 and its cash flows for the three months ended March 31, 2016 and 2015. The summary data for the three months ended March 31, 2016 is unaudited; the summary data for the year ended December 31, 2015 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2015, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,325	$12,822
Gold and silver bullion	3,413	2,988
Accounts receivable	907	321
Inventories	9,318	8,753
IVA taxes receivable	1,331	1,332
Income tax receivable	3,887	3,794
Prepaid expenses and other current assets	2,434	2,608
Total current assets	31,615	32,618
Property, plant and mine development, net	53,073	51,637
Deferred tax assets	20,494	21,064
Investments in equity securities	231	231
Other non-current assets	937	985
Total assets	$106,350	$106,535
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,901	$11,600
Accrued expenses and other current liabilities	2,079	2,140
Capital lease obligations	696	842
Mining royalty taxes payable	3	230
Dividends payable	90	90
Total current liabilities	13,769	14,902
Capital lease obligations	24	-
Reclamation and remediation liabilities	2,795	2,815
Total liabilities	16,588	17,717
Shareholders' equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized:
54,603,104 and 54,266,706 shares issued and outstanding, respectively, at March 31, 2016 and December 31, 2015	55	55
Additional paid-in capital	96,913	96,766
Accumulated deficit	(151)	(948)
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	89,762	88,818
Total liabilities and shareholders' equity	$106,350	$106,535

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

for the three months ended March 31, 2016 and 2015

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2016	2015

Sales, net	$17,403	$28,372
Mine cost of sales:
Production costs	11,096	12,934
Depreciation and amortization	2,806	1,392
Reclamation and remediation	47	23
Total mine cost of sales	13,949	14,349
Mine gross profit	3,454	14,023
Costs and expenses:
General and administrative expenses	2,178	2,731
Exploration expenses	504	1,712
Total costs and expenses	2,682	4,443
Operating income	772	9,580
Other income (expense), net	706	(504)
Income before income taxes	1,478	9,076
Provision for income taxes	681	4,023
Net income	$797	$5,053
Net income per common share:
Basic and diluted	$0.01	$0.09
Weighted average shares outstanding:
Basic and diluted	54,266,706	54,179,369

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three months ended March 31, 2016 and 2015

(U.S. dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2016	2015

Cash flows from operating activities:
Net income	$797	$5,053
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	515	6
Depreciation, depletion and amortization	2,856	1,457
Stock-based compensation	418	1,066
Other operating adjustments	(608)	286
Changes in operating assets and liabilities:
Accounts receivable	(586)	(6,043)
Inventories	(566)	(724)
Prepaid expenses and other current assets	394	(24)
Accounts payable and other accrued liabilities	815	1,046
Mining and income taxes payable/receivable	(331)	(1,255)
Other noncurrent assets	26	-
Net cash provided by operating activities	3,730	868
Cash flows from investing activities:
Capital expenditures	(5,687)	(4,937)
Proceeds from the sale of equity investments	163	-
Other investing activities	2	7
Net cash used in investing activities	(5,522)	(4,930)
Cash flows from financing activities:
Dividends paid	(271)	(1,625)
Repayment of capital leases	(424)	(372)
Net cash used in financing activities	(695)	(1,997)
Effect of exchange rate changes on cash and cash equivalents	(10)	(38)
Net decrease in cash and cash equivalents	(2,497)	(6,097)
Cash and cash equivalents at beginning of period	12,822	27,541
Cash and cash equivalents at end of period	$10,325	$21,444
Supplemental Cash Flow Information
Interest expense paid	$8	$24
Income and mining taxes paid	$256	$5,239